UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2010

INLAND REAL ESTATE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32185 (Commission File Number)	36-3953261 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On May 17, 2010, Inland Real Estate Corporation (the “Company”) and Wells Fargo Bank, National Association (the “Trustee”), entered into a First Supplemental Indenture (the “Supplemental Indenture”) to that certain Indenture dated as of November 13, 2006 (the “Indenture”), governing the Company’s 4.625% Convertible Senior Notes due 2026 (the “Securities”).  The Supplemental Indenture makes a correcting change under Section 10.01(i) of the Indenture to conform the text of Section 10.02 of the Indenture to the “Description of Notes” section of the offering memorandum dated as of November 7, 2006 pursuant to which the Securities were issued.  The Trustee is a lender under the Company’s Third Amended and Restated Credit Agreement, which is filed as Exhibit 10.7 to our Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 3, 2009, and the Company may enter into future lending and other relationships with the Trustee or its affiliates from time to time.  A copy of the Supplemental Indenture is attached to this report on Form 8-K as Exhibit 4.1 and is incorporated into this Item 1.01 disclosure by reference.

Item 9.01

Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.5	First Supplemental Indenture, dated as of May 17, 2010, by and among Inland Real Estate Corporation and Wells Fargo Bank, National Association, as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE CORPORATION

Date: May 17, 2010	By:	/s/ Mark E. Zalatoris
	Name:	Mark E. Zalatoris
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.5	First Supplemental Indenture, dated as of May 17, 2010, by and among Inland Real Estate Corporation and Wells Fargo Bank, National Association, as trustee